Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement, dated as of May 6, 2022 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group) and Southwest Gas Holdings, Inc. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company and the Icahn Group agree as follows:

(i)

On or prior to the date of this Agreement, John Hester shall have tendered his resignation as President and Chief Executive Officer of the Company and from the Board of Directors of the Company (the “Board”) (an executed copy of such resignation having been provided to the Icahn Group concurrently with the execution of this Agreement), in each case effective as of the date hereof, and the Company shall have appointed Karen Haller as President and Chief Executive Officer of the Company, effective as of the date hereof.

(ii)

Thomas Thomas and Robert Boughner shall have irrevocably tendered their resignations from the Board (executed copies of such resignations having been provided to the Icahn Group concurrently with the execution of this Agreement), effective as of immediately after the conclusion of the 2022 annual meeting of stockholders of the Company (the “2022 Annual Meeting”). On or prior to the date of this Agreement, Josė Cárdenas shall have irrevocably tendered his resignation from the Board (an executed copy of such resignation having been provided to the Icahn Group concurrently with the execution of this Agreement), effective as of immediately prior to the Appointment (as defined below).

(iii)

On or prior to the date of this Agreement, the Company shall take or shall have taken all necessary action to appoint Andrew W. Evans, Henry Linginfelter and H. Russell Frisby, Jr. (Messrs. Evans, Linginfelter and Frisby, collectively, the “Icahn Designees” and each an “Icahn Designee”) to the Board, effective as of immediately after the conclusion of the 2022 Annual Meeting. On or prior to the date of this Agreement, the Board will take action to appoint Karen Haller to the Board, effective as of immediately after the conclusion of the 2022 Annual Meeting. Each of the foregoing directors will have a term expiring at the 2023 annual meeting of stockholders of the Company (the “2023 Annual Meeting”). The Board shall take such action as is necessary to increase the size of the Board by one (1) seat to eleven (11), effective immediately after the conclusion of the 2022 Annual Meeting (the “Board Increase”). Promptly following the conclusion of the 2022 Annual Meeting, the Board will select a new Chairperson of the Board and a new chair of the Nominating and Governance Committee of the Board.

(iv)

At any time during the ninety (90) day period commencing after the date of this Agreement, the Icahn Group may cause any of the Icahn Designees to resign from the Board (such person, the “Dropdown Person”) and, upon the request of the Icahn Group, the Board shall appoint Andrew Teno as a member of the Board to fill the resulting vacancy. If Mr. Teno becomes a Board member, he shall be deemed to be an Icahn Designee for all purposes under this Agreement.

(v)

The Company shall, on the date that is ninety (90) days after the date hereof, appoint Andrew Teno, or if Mr. Teno is already a member of the Board, the Dropdown Person, as a member of the Board (the “Appointment”); provided, however, if, on or before the conclusion of such ninety (90) day period, the Company resolves by resolution of the Board to pursue the tax-free spinoff of Centuri Group, Inc. (“Centuri”) (such spinoff, the “Centuri Spinoff”) to the exclusion of other strategic alternatives involving Centuri, then Mr. Teno or the Dropdown Person (as applicable) shall not be appointed to the Board and there shall be no more than three (3) Icahn Designees for all purposes of this Agreement; provided, further that if (A) the structure of the Centuri Spinoff is changed so that it is to be a taxable transaction to the Company or its stockholders or (B) the Centuri Spinoff is abandoned or not consummated for any reason, then the Icahn Group shall be entitled to immediately appoint Mr. Teno or the Dropdown Person to the Board and there shall be no more than four (4) Icahn Designees for all purposes of this Agreement. If Mr. Teno or the Dropdown Person (as applicable) becomes a Board member, he shall be deemed to be an Icahn Designee for all purposes under this Agreement.

(vi)

As a condition to the Icahn Designees’ (and any Replacement Designees’) appointment to the Board and subsequent nomination for election, the Icahn Designees each agree (and the Icahn Group agrees to cause the Icahn Designees and any Replacement Designees) to provide to the Company, prior to nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time-to-time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including, but not limited to, a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”), receipt of which is hereby acknowledged in respect of the 2022 Annual Meeting.

(vii)

Subject to Section 1(c), should any Icahn Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of stockholders subsequent to the 2022 Annual Meeting in circumstances where no such obligation to nominate under this Agreement exists), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Company shall cause to be added as a member of the Board or as a nominee for election at an annual meeting of stockholders of the Company, as applicable, a replacement designated by the Icahn Group that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement Designee”); provided, however, that it is understood and agreed that any employee of any member of the Icahn Group may be a Replacement Designee for Mr. Teno. Any such Replacement Designee who becomes a Board member in replacement of any Icahn Designee shall be deemed to be an Icahn Designee for all purposes under this Agreement and, in the case of a Replacement Designee for a member of the Icahn Group, as a condition to being appointed to the Board, shall be required to sign a customary joinder to this Agreement.

(viii)

For the avoidance of doubt, the Board’s approval of a Replacement Designee pursuant to Section 1(a)(vii) shall not be considered unreasonably withheld if such replacement does not: (A) qualify as “independent” pursuant to the requirements under the New York Stock Exchange, (B) have the relevant financial and business experience to be a director of the Company, and (C) satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company (collectively clauses (A) through (C), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Icahn Designees from becoming directors had such criteria been in effect today, and (ii) the Company acknowledges that Messrs. Evans, Frisby, Linginfelter and Teno each satisfy the requirements of Section 1(a)(viii)(B).

(ix)

As of the date of this Agreement, the Company represents and warrants that immediately after the Board causes the Board Increase and the Board appoints the Icahn Designees (for the avoidance of doubt, not including Mr. Teno) and Karen Haller as directors, the Board will be composed of eleven (11) directors and that there will be no vacancies on the Board.

Notwithstanding anything to the contrary herein, so long as the Icahn Group retains the right to nominate the Icahn Designees or any Replacement Designee, as applicable, in each case subject to Section 1(c), without the approval of a majority of the Icahn Designees, the Board shall not increase the size of the Board above eleven (11) directors.

(x)	Strategic Transactions Committee Matters.

1.

Promptly after the date of this Agreement, and effective upon their appointment to the Board, the Board shall increase the size of the Strategic Transactions Committee by three (3) seats to six (6) and shall appoint Messrs. Linginfelter, Evans and Frisby as members of the Strategic Transaction Committee, together with existing members, Anne Mariucci (chair), Jane Lewis-Raymond and Carlos Ruisanchez. If the Icahn Group has the right to designate four (4) or three (3) members of the Board, the Strategic Transactions Committee shall include three (3) Icahn Designees; provided, however, (x) if the Icahn Group only has the right to designate two (2) members of the Board, the Strategic Transactions Committee shall only include two (2) Icahn Designees, and (y) if the Icahn Group has no right to designate any members of the Board, the Strategic Transactions Committee shall include no Icahn Designees. If Mr. Teno is appointed to the Board, the Icahn Group may cause one of the Icahn Designees on the Strategic Transactions Committee to resign therefrom and, upon the request of the Icahn Group, the Board shall appoint Mr. Teno as a member of the Strategic Transactions Committee to fill the resulting vacancy. Decisions by the Strategic Transactions Committee shall be determined by a vote of the majority of the full committee (“STC Requisite Approval”). Three members of the Strategic Transactions Committee shall constitute a quorum; provided, however, that each member of the Strategic Transactions Committee shall receive no less than twenty-four (24) hours prior written notice of any meeting. Attendance by a committee member at a Strategic Transactions Committee meeting shall be deemed a waiver of notice by that committee member.

2.

The Strategic Transactions Committee shall (i) continue to pursue the matters delegated to it by the Board and the Strategic Transaction Committee’s authority and (ii) also include (A) the governance arrangements involving defensive provisions in the organizational documents of Centuri (this subclause (ii)(A), the “Governance Arrangements”) and (B) the composition of the board of directors of Centuri (the “Centuri Board”), in connection with the Centuri Spinoff. In the event only three members of the Strategic Transactions Committee vote affirmatively to approve a matter (a “Deadlock”) in respect of the Governance Arrangements, the Governance Arrangements shall be decided by a majority of the Board. Except with the unanimous approval of the full Board, no current or former members of the Board (including, for the avoidance of doubt, all Icahn Designees including Mr. Teno), an employee, consultant, Affiliate or Associate of any member of the Icahn Group (each, an “Icahn Restricted Person”) or any employee of the Company (other than the CEO of Centuri) shall be appointed to the Centuri Board in connection with the Centuri Spinoff. If a majority of the Board (but not all members of the Board) desires to appoint any Centuri Advisory Board member to the Centuri Board in connection with the Centuri Spinoff, then (A) the number of seats on the Centuri Board shall be equal to or greater than a number determined by (i) (x) the number of Centuri Advisory Board members, multiplied by (y) two (2), minus (ii) one (1), (B) the number of seats on the Centuri Board that are not held by Centuri Advisory Board members shall be equal to or greater than a number determined by (i) the number of Centuri Advisory Board members, minus (ii) one (1), and (C) the members of the Centuri Board shall be appointed by a majority of the Board.

3.

Any divestiture by the Company (including a Transaction Event) shall be subject to STC Requisite Approval; provided, however, that, in the event of a Deadlock in respect of such divestiture, such divestiture shall be decided by a majority of the Board (and, for the avoidance of doubt, other than with respect to a Transaction Event, shall not require a stockholder vote unless otherwise required by law or any applicable stock exchange requirements).

4.

Without the STC Requisite Approval, the Company shall not acquire any equity interests in or assets of any Person (x) if the purchase price of such acquisition exceeds $500,000,000 individually or (y) if the purchase price of such acquisition (together with the purchase price of all other acquisitions by the Company during the trailing twelve (12) month period but excluding any acquisition prior to the date of this Agreement) would exceed $1,000,000,000 in the aggregate (collectively, the “Acquisition Threshold”); provided, however, that, in the event of a Deadlock in respect of such acquisition, (x) such acquisition shall be decided upon by a majority of the Board and (y) if the Board approves such acquisition, then such acquisition shall be subject to the approval of the Company’s stockholders holding at least a majority of the votes cast at a meeting of stockholders.

5.

All acquisitions by the Company that are below the Acquisition Threshold shall not be subject to review by the Strategic Transactions Committee and shall be determined by a majority of the Board (and, for the avoidance of doubt, shall not require a stockholder vote unless otherwise required by law or any applicable stock exchange requirements).

6.

Except in connection with ordinary course issuances under the Company’s equity plans, the Company’s ATM program (as it may be amended or replaced, from time to time, with a new ATM program that provides for issuances in the ordinary course and consistent in terms of the number of securities issued thereunder with past practices and the Company’s current ATM program) or issuances in connection with acquisitions in accordance with Section 1(a)(x)(4) and Section 1(a)(x)(5), without the STC Requisite Approval, the Company shall not commence a primary offering of Common Shares or any debt or equity securities that are convertible or exchangeable in whole or in part for Common Shares (in any single offering or series of related offerings to any person or any group of affiliated or related persons) at a price per Common Share (or the conversion or exchange price, if applicable, that results in a price per Common Share) less than the five (5) day volume weighted average price on the close of business of the last trading day before such issuance, in which the net proceeds of such offering are expected to be greater than $50,000,000; provided, however, that, in the event of a Deadlock in respect of such offering, if the Company offers to sell to the Icahn Group, in the aggregate, its pro rata portion (calculated by dividing the number of Common Shares, on an as-converted basis for any issuances of convertible or exchangeable securities, owned by the Icahn Group by the number of Common Shares then outstanding on an as-converted basis for any issuances of convertible or exchangeable securities) of such Common Shares being sold in such offering at the offer price and on the offer terms, subject to the Company obtaining (which the Company shall use reasonable best efforts to obtain) any approvals required by the rules applicable to listed companies of the New York Stock Exchange or the rules and regulations of any other national securities exchange on which the Common Shares are then listed, then the Company shall be permitted to undertake and complete such offering. The Company agrees that it will not make multiple issuances below $50,000,000 to the same party.

(xi)

If the Board establishes a committee to oversee a search for a new Chief Executive Officer (the “Search Committee”), then the Search Committee shall have six (6) members. If the Icahn Group has the right to designate four (4) or three (3) members of the Board, the Search Committee shall include three (3) Icahn Designees; provided, however, (x) if the Icahn Group only has the right to designate two (2) members of the Board, the Search Committee shall only include two (2) Icahn Designees, and (y) if the Icahn Group has no right to designate any members of the Board, the

Search Committee shall include no Icahn Designees. Decisions by the Search Committee shall be determined by a vote of the majority of the Search Committee. In addition, except with respect to the Search Committee, so long as the Icahn Group has the right to designate a member of the Board, without the approval of a majority of the Icahn Designees then on the Board (such approval not to be unreasonably withheld, delayed or conditioned), the Board shall not form any new committee (other than committees formed with respect to matters for which there are actual conflicts of interest between the Icahn Designees and the Company) without offering to at least one Icahn Designee the opportunity to be a member of such committee. From and after the date of this Agreement, so long as the Icahn Group has the right to designate a member of the Board, without the approval of a majority of the Icahn Designees then on the Board (such approval not to be unreasonably withheld, delayed or conditioned), the Board shall not form an Executive Committee or any other committee with functions similar to those customarily granted to an Executive Committee.

(xii)

Any two Board members (together) may request that the performance of the Company’s Chief Executive Officer be added as an agenda item for a Board meeting, so long as such request is provided reasonably in advance of the Board meeting in which such performance is to be considered. Upon the determination of the Board, the Company may retain a consultant to review the performance of the Company’s Chief Executive Officer. If the Icahn Designees determine to hire a consultant to review the performance of the Company’s Chief Executive Officer, then the Icahn Group shall pay the fees and expenses of such consultant and the Company shall use commercially reasonable efforts to cause its directors and employees to cooperate with such consultant in its review.

(xiii)

Each of the Icahn Designees that is an Icahn Restricted Person will recuse himself or herself from such portions of Board or committee meetings (including, without limitation, the Strategic Transactions Committee), if any, involving actual conflicts between the Company and the Icahn Group. Promptly following the receipt of the Nomination Documents, the Board shall make a determination as to whether the Icahn Designees, based solely upon the representations provided by the Icahn Group in Section 7 and the information provided to the Board by the Icahn Designees in the Nomination Documents, are independent under the Board’s independence guidelines, the independence requirements of the New York Stock Exchange, and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(xiv)

To the extent permitted by law and the Company’s existing insurance coverage, from and after the time the Icahn Designees are members of the Board, the Icahn Designees shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company, and at such time the Icahn Designees are no longer members of the Board, then the same indemnification and insurance provisions and coverage as are applicable to former directors of the Company.

(xv)

Concurrently with their appointments to the Board pursuant to Section 1(a)(iii) and subject to compliance with all stock exchange rules, the Board will consider appropriate appointments for the Icahn Designees to applicable Board committees as they would consider such appointments for other Board candidates; provided, however, that at least one Icahn Designee shall have been offered membership to serve on each such Board committee. Notwithstanding the foregoing, the Company acknowledges that for so long as the Icahn Designees are members of the Board, the Icahn Designees shall have the same rights as any other director with respect to being permitted to attend (as an observer and without voting rights) any committee meeting regardless of whether such director is a member of such committee, except with respect to any Icahn Designee who is an Icahn Restricted Person, in cases (A) where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates, (B) where privileged matters will be discussed or reviewed (unless, in the case of clause (B), the Icahn Designees agree, in writing, on terms reasonably satisfactory to the Company, not to share information relating to such matters with anyone, including the Icahn Group, its Affiliates, Associates and representatives), or (C) where, upon advice of outside counsel to the Company, the Icahn Designees’ attendance would jeopardize any legal privilege.

(b)

At all times from their appointment as a member of the Board through the termination of their service as a member of the Board, each of the Icahn Designees shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Designees have been provided written copies in advance (or which have been filed with the Securities and Exchange Commission (“SEC”) or posted on the Company’s website), including the Company’s code of business conduct and ethics, corporate governance guidelines, insider trading policy, director independence criteria, confidentiality policy, and related person transactions policy (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). In addition, each of the Icahn Designees is aware of and shall act in accordance with his or her fiduciary duties with respect to the Company and its stockholders. For the avoidance of doubt, the parties agree that notwithstanding the terms of any Company Policies, in no event shall any Company Policy apply to the Icahn Group. The Icahn Group confirms that, other than Mr. Teno, the Icahn Designees are not employed by or a consultant of, and are not otherwise an Affiliate or Associate of, any member of the Icahn Group. The Icahn Group confirms that the Company may require the replacement of the Icahn Designees (that are not Mr. Teno or, if Mr. Teno is no longer serving on the Board (after being appointed to the Board after the date of this Agreement) and the Icahn Group has replacement rights pursuant to Section 1(a)(vii), the Replacement Designee for Mr. Teno) pursuant to Section 1(a)(vii) if he or she becomes an employee, consultant, Affiliate or Associate of any member of the Icahn Group.

(c)

Any provision in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement, the Icahn Group, together with any Icahn Affiliates (as defined below), ceases collectively to beneficially own (for all purposes in this Agreement, the terms “beneficially own” and “beneficial ownership” shall have the meaning ascribed to such terms as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act), an aggregate Net Long Position (x) of at least a number of Common Shares equal to 50% of the Tender Offer Closing Amount, (A) one of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, immediately tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (B) the Icahn Group shall not have the right to replace such Icahn Designee; (y) of at least a number of Common Shares equal to 35% of the Tender Offer Closing Amount, (A) the Icahn Group shall then only have the right to designate two designees on the Board and the Icahn Group shall cause a sufficient number of Icahn Designees (or, if applicable, his or her Replacement Designee) to immediately tender their resignations from the Board and any committee of the Board on which they then sit so that only two (2) Icahn Designees remain as members of the Board and (B) the Icahn Group shall not have the right to replace such Icahn Designees; or (z) of at least a number of Common Shares equal to 25% of the Tender Offer Closing Amount, (A) all the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause each such Icahn Designee to, immediately tender their resignations from the Board and any committee of the Board on which they then sit and (B) the Icahn Group shall not have the right to have any Icahn Designees on the Board or to replace such Icahn Designees. For purposes of this Agreement, “Tender Offer Closing Amount” means 2,898,676 shares of common stock, par value $1.00 per share, of the Company (“Common Shares”) plus the number of Common Shares purchased in the Offer pursuant to Section 2(e) (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events).

The Icahn Group, upon request, shall keep the Company regularly apprised of the Net Long Position of the Icahn Group and the Icahn Affiliates to the extent that such position differs from the ownership positions publicly reported by the Icahn Group in any public filing with the SEC.

For purposes of this Agreement, (i) the term “Net Long Position” shall mean such Common Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and (ii) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

Each of the Icahn Designees shall, prior to his or her appointment to the Board (including any Replacement Designee), and each member of the Icahn Group shall cause each of the Icahn Designees (including any Replacement Designee) to, execute an irrevocable resignation in the form attached to this Agreement as Exhibit A.

(d)

Promptly following the execution and delivery of this Agreement (and in any event no later than the first business day following the execution of this Agreement), the Company shall amend the Rights Agreement, dated as of October 10, 2021, by and between the Company and Equiniti Trust Company (the “Rights Agreement”) so that the beneficial ownership percentage included in the definition of “Acquiring Person” in the Rights Agreement shall be 24.9% (including in the case of a Passive Institutional Investor (as defined in the Rights Agreement)). So long as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position of at least a number of Common Shares equal to 50% of the Tender Offer Closing Amount, the Company shall not amend the Rights Agreement or enter into a new rights agreement so that it would contain an “Acquiring Person” beneficial ownership threshold below 24.9% of the then-outstanding Common Shares, unless (x) the Rights Agreement (as further amended) or such new rights agreement provides that, if the Rights Agreement (as further amended) or such new rights agreement is not ratified by the Company’s stockholders within 270 days of the amendment thereto or entry into such new rights agreement, the Rights Agreement or such new rights agreement shall automatically expire and (y) the “Acquiring Person” definition of the Rights Agreement (as further amended) or such new rights agreement exempts the Icahn Group up to a beneficial ownership of 24.9% of the then-outstanding Common Shares. If any person is exempted under the Rights Agreement to acquire beneficial ownership of more than 24.9% of the then-outstanding Common Shares, then the Icahn Group shall be given equivalent rights.

(e)

In the event that the Company determines to consummate the Centuri Spinoff, then the Company or its applicable subsidiary shall distribute to the Icahn Group, in the aggregate, its pro rata portion (calculated as of the record date for such distribution by dividing the number of Common Shares owned by the Icahn Group by the number of Common Shares then outstanding) of such equity interests in Centuri being distributed to the stockholders of the Company in connection with the consummation of the Centuri Spinoff.

2.	Additional Agreements.

(a)

Unless the Company or the Board has breached any material provision of this, which breach has not been cured within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the 2022 Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date for the 2022 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2022 Annual Meeting, to be present for quorum purposes and to be voted, at the 2022 Annual Meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at the 2022 Annual Meeting, (B) against any nominees that are not nominated by the Board for election at the 2022 Annual Meeting, (C) against any stockholder proposal to increase the size of the Board, and (D) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence or otherwise in this Agreement, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at the 2022 Annual Meeting.

(b)

Unless the Icahn Group has elected to terminate the obligations of the Icahn Group and the Company under this Section 2(b) as a result of the breach by the Company or the Board of any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, if the Company (or any of its subsidiaries) has entered into a definitive agreement providing for a Transaction Event (which Transaction Event has not been consummated or terminated) at least thirty (30) days prior to the expiration of the advance notice deadline set forth in the Company’s Bylaws for the 2023 Annual Meeting, then (I) the Company will nominate the Icahn Designees for election as directors at the 2023 Annual Meeting (whether or not such Icahn Designees consent to being named in the proxy statement relating to such annual meeting), and the Company shall use reasonable best efforts to cause the election of the Icahn Designees so nominated by the Company (including by (x) recommending that the Company’s stockholders vote in favor of the election of the Icahn Designees, (y) including the Icahn Designees in the Company’s proxy statement and proxy card for such annual meeting (assuming they consent thereto) and (z) otherwise supporting the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate), and (II) each member of the Icahn Group will, in connection with the 2023 Annual Meeting, (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date for the 2023 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2023 Annual Meeting, to be present for quorum purposes and to be voted at the 2023 Annual Meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at the 2023 Annual Meeting, (B) against any (i) stockholder proposal to increase the size of the Board and (ii) nominees that are not nominated by the Board for election at the 2023 Annual Meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence or otherwise in this Agreement, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at the 2023 Annual Meeting. For purposes of this Agreement, “Transaction Event” means (x) the sale, transfer or other disposition of more than 90% of the outstanding equity securities (whether by merger, tender offer or otherwise) or all or substantially all of the assets of Southwest Gas Corporation or (y) any acquisition or purchase by any third party that, if consummated, would result in such third party becoming the beneficial owner, directly or indirectly, of equity securities of the Company representing more than 90% of the voting power of the outstanding voting equity securities (whether by merger, tender offer or otherwise) of the Company or all or substantially all of the assets of the Company, in each case with respect to (x) and (y), for which the definitive agreement for such transaction contains the remedy of specific performance, a termination fee or other customary remedy for transactions of a similar nature.

(c)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any special meeting of stockholders that includes a proposal to remove directors or to expand the Board and add directors, then so long as (x) any Icahn Designee (or Replacement Designee) is a member of the Board at the time of such special meeting, (y) the Icahn Group has the right to designate a Replacement Designee at such time (including at such special meeting) and/or (z) the members of the Icahn Group were required to vote in favor of the directors nominated by the Board pursuant to Section 2(a) or 2(b) at the most recent prior annual meeting of stockholders, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date for the applicable special meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such special meeting, to be present for quorum purposes and to be voted at such special meeting or at any adjournment or postponement thereof, (A) for each director nominated or supported by the Board for election at such special meeting and (B) against any (i) proposal to remove directors or increase the size of the Board and (ii) nominees that are not nominated or supported by the Board for election at such special meeting. Except as provided in the foregoing sentence or otherwise in this Agreement, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at such special meeting.

(d)

As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (x) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (y) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.

(e)

On or prior to the date of this Agreement, IEP Utility Holdings LLC and Icahn Enterprises Holdings L.P., on behalf of the Icahn Group, shall take or shall have taken all necessary action to amend the offer to acquire any and all issued and outstanding Common Shares (and the rights attached thereto), which was made pursuant to the offer to purchase contained in the Tender Offer Statement on Schedule TO filed with the SEC on October 27, 2021 (as amended, restated, supplemented, extended or modified from time to time, the “Offer”), such that the number of Common Shares to be purchased in the Offer shall not exceed that number of Common Shares which, together with Common Shares beneficially owned by the Icahn Group and the Icahn Affiliates and Associates, does not exceed 24.9% of the then outstanding Common Shares. In order to determine the number of the issued and outstanding Common Shares, the Company hereby represents and warrants that it shall certify in writing the number of Common Shares that are issued and outstanding as of the anticipated closing date for the Offer. In connection with such amendment, the Icahn Group shall extend the expiration date of the Offer to a date that is ten (10) business days from the date of such amendment, and shall not further amend or extend the Offer. On or prior to the expiration date of the Offer, the Icahn Group shall waive any conditions to the Offer that have not then been satisfied, and shall consummate the Offer and pay for the tendered Common Shares as promptly as practicable thereafter.

(f)

Each member of the Icahn Group irrevocably withdraws and terminates (and shall be deemed to have so withdrawn and terminated) in its entirety all demands to inspect stocklist materials, books, records and documents of the Company previously submitted pursuant to Section 220 of the DGCL or otherwise.

(g)

Each member of the Icahn Group hereby irrevocably withdraws and terminates (and shall be deemed to have so withdrawn and terminated) (i) all director nominations and candidates and any related materials or notices submitted to the Company in connection therewith or related thereto, including the notice of intention to nominate candidates to serve as directors of the Company and stand for election at the 2022 Annual Meeting and related materials, which notice was dated November 15, 2021 (the “Nomination Notice,” including any attachments and supplements made thereto), (ii) all of its proposals for other business (the “Business Proposals”) to be brought before the stockholders at the 2022 Annual Meeting, including without limitation the Special Meeting Proposal and the Bylaw Restoration Proposal (each as defined in the Nomination Notice), and any related materials or notices submitted to the Company in connection therewith or related thereto, and (iii) its solicitation of proxies which is the subject of its definitive proxy statement.

(h)

Each member of the Icahn Group agrees not to take any further action with respect to any solicitation materials related to the foregoing nominations, the Business Proposals or otherwise concerning the 2022 Annual Meeting or the Company filed by it or on its behalf with the SEC or provided to investors; provided, however, that the Icahn Group shall, promptly following the execution and delivery of this Agreement (and in any event no later than the first business day following the execution of this Agreement) file with the SEC definitive additional materials supplementing its proxy statement for the 2022 Annual Meeting to disclose the withdrawal of all nominations of the nominees and the Business Proposals thereunder, and the fact that all votes (whether for withdrawn director nominees, the Business Proposals or any other agenda items) on such previously submitted proxy cards will be disregarded. Each member of the Icahn Group hereby further agrees that it will, and that it will cause the Icahn Affiliates and Associates and its or their respective representatives to immediately cease (and not resume) any and all efforts, direct or indirect, in furtherance of any solicitation (including any negative solicitation efforts) in connection with the 2022 Annual Meeting, the Company or the Company’s business, other than as expressly permitted by this Agreement.

(i)

Promptly following the execution and delivery of this Agreement (and in any event no later than the first business day following the execution of this Agreement), the Company and the Icahn Group shall (x) cause the parties to the Delaware Action to file a fully executed stipulation of dismissal in the Delaware Action in the form attached as Exhibit B hereto and (y) use reasonable best efforts to obtain Court approval of such stipulation of dismissal, including preparing and executing such other documentation necessary or appropriate, by order of such Court or otherwise, to obtain such approval. For purposes of this Agreement, the term “Delaware Action” shall mean the action filed by Icahn Partners LP and Icahn Partners Master Fund LP in the Court of Chancery of the State of Delaware on November 29, 2021 (Civil Action No. 2021-1031-KSJM), naming as defendants the Company and certain directors and officers of the Company.

(j)

During the Standstill Period, (i) at every meeting of the stockholders of the Company called and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, with respect to consummating a Transaction Event and approving the transactions contemplated thereby (regardless of the recommendation or approval of the Strategic Transactions Committee in respect of such Transaction Event), each member of the Icahn Group shall cause to be present for quorum purposes (in person or by proxy) and shall vote or consent, in the case of all Voting Securities owned of record, and shall cause to be voted or consented to, in the case of all Voting Securities beneficially owned by it or by any Icahn Affiliate, in favor of consummating such Transaction Event and approving the transactions contemplated thereby and (ii) the Icahn Group shall validly tender or cause to be tendered and not withdrawn in an offer constituting a Transaction Event any and all Common Shares subject to such offer, pursuant to and in accordance with the terms of the offer, no later than ten (10) business days after the filing of the Schedule TO with respect to such offer. The Icahn Group shall take all other actions reasonably requested by the Company in connection with the consummation of the Transaction Event.

3.	Icahn Group Restrictions.

(a)

From and after the date hereof, until the earliest of (i) the later of (x) thirty (30) days prior to the expiration of the advance notice deadline set forth in the Company’s Bylaws for the 2023 Annual Meeting, and (y) if the Company (or any of its subsidiaries) has entered into a definitive agreement providing for a Transaction Event, thirty (30) days prior to the expiration of the advance notice deadline set forth in the Company’s Bylaws for the 2024 annual meeting of the Company’s stockholders, (ii) if the Company announces, signs or enters into an Extraordinary Transaction prior to the conclusion of the 2022 Annual Meeting, the date on which the Company announces, signs or enters into such transaction, and (iii) the date on which the Board re-appoints as a director any former director of the Board (i.e., any person who was a director of the Board at one time, but is not a director of the Board immediately after the 2022 Annual Meeting) without the approval of a majority of the Icahn Designees (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly (it being understood that the foregoing shall not restrict the Icahn Designees from discussing the matters set forth below with other members of the Board):

(i)

acquire, offer or propose to acquire any Voting Securities (or beneficial ownership thereof), or rights or options to acquire any Voting Securities (or beneficial ownership thereof) of the Company if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates and Associates, would in the aggregate, beneficially own more than 24.9% of the then outstanding Common Shares; provided that, for purposes of this Section 3(a)(i), no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;

(ii)

except with respect to the signatories (all of whom are a member of the Icahn Group and a party to this Agreement) to the Icahn Group’s Schedule 13D to be filed with the SEC upon the consummation of the Offer pursuant to Section 2(e), form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company;

(iii)

present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;

(iv)

grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Sections 2(a), 2(b) or 2(c);

(v)

call or seek to call any special meeting of the Company’s stockholders or action by consent resolutions or make any request under Section 220 of the Delaware General Corporation Law (“DGCL”) or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;

(vi)

except for any litigation, arbitration or other proceeding arising from this Agreement, institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or (other than in respect of matters unrelated to the Company, its subsidiaries and their respective roles with the Company) any of its officers, directors or representatives;

(vii)

separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction; and provided, further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at the same or higher consideration per share, provided that the foregoing (y) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (z) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution; provided that Extraordinary Transaction shall not include, and neither this Section 3(a) nor any other term of this Agreement, shall restrict the Icahn Group from consummating the Offer pursuant to and in accordance with Section 2(e); provided, further, that this Section 3(a) shall not prevent an Icahn Designee acting in his or her capacity as a director of the Board from raising such matter privately with the Board;

(viii)

seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;

(ix)

make any public communication in opposition to (A) any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination or (B) any financing transaction, in each case involving the Company;

(x)

make any public proposal or request with respect to (i) controlling, changing or influencing the Board or management of the Company, including plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, (iii) any other material change in the Company’s management, business or corporate or governance structure, or (iv) any waiver, amendment or modification to the Company’s Certificate of Incorporation or Bylaws, operations, business, corporate strategy, corporate structure, capital structure or allocation, share repurchase or dividend policies or other policy;

(xi)

seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of stockholders, except in accordance with Sections 2(a), 2(b) or 2(c);

(xii)	publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or

(xiii)	publicly encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.

(b)

Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) the Company or any of its current or former officers or directors and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors. The foregoing shall not prevent the making of any factual statement at any time or in any manner including in any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with purported jurisdiction over the party from whom information is sought.

(c)	The Icahn Group shall not enter into any agreement with, or compensate, any of the Icahn Designees with respect to his or her role or service (including voting) as a director of the Company.

(d)

If the Standstill Period terminates as a result of an event described in clause (ii) or (iii) in the definition thereof, then, notwithstanding the termination of this Agreement pursuant to the first sentence of Section 10, the Company shall thereafter (A) not take any actions (including by amending the Rights Agreement or entering into a new rights agreement) to prevent the Icahn Group, together with its respective Icahn Affiliates and Associates, from in the aggregate acquiring beneficial ownership of up to 24.9% of the then outstanding Common Shares and (B) comply with all of its other obligations under this Agreement as if this Agreement had not been terminated, until the later of (x) thirty (30) days prior to the expiration of the advance notice deadline set forth in the Company’s Bylaws for the 2023 Annual Meeting, and (y) if the Company (or any of its subsidiaries) has entered into a definitive agreement providing for a Transaction Event, thirty (30) days prior to the expiration of the advance notice deadline set forth in the Company’s Bylaws for the 2024 annual meeting of the Company’s stockholders. For the avoidance of doubt, upon the date set forth in clauses (x) and (y) above, this Agreement and all of the Company’s obligations hereunder shall be deemed terminated. This Section 3(d) shall survive termination of this Agreement until fully performed.

4.

Public Announcements. Unless otherwise agreed, no earlier than 6:30 a.m., New York City time, on the first trading day after the date of this Agreement, the Company shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit C (the “Company Press Release”) and the Icahn Group shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit D. The Icahn Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement.

5.

Confidentiality Agreement. Until Andrew Teno is appointed to the Board, the Company and the Icahn Group agree that no Icahn Designee or other director is permitted to provide confidential information to any member of the Icahn Group. After Andrew Teno is appointed to the Board, the Company agrees that: (i) each Icahn Designee is permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit E (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company concurrently with Andrew Teno being appointed to the Board) and (ii) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto (it being understood that all Icahn Designees and members of the Icahn Group shall be signatories thereto). After Andrew Teno is appointed to the Board (and for so long as he or an Icahn Restricted Person is a member of the Board), the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Carl C. Icahn, and the Company confirms that it will advise members of the Board including the

Icahn Designees that they may, but are not obligated to, speak to Mr. Carl C. Icahn (but subject to the Confidentiality Agreement, mutatis mutandis), if they are willing to do so and subject to their fiduciary duties and Company Policies. If neither Mr. Teno nor any other Icahn Restricted Person is appointed as a member of the Board, then the Icahn Group will not be required to enter into the Confidentiality Agreement and the restrictions set forth in this Section 5 shall not apply to the Icahn Group.

6.

Representations and Warranties of All Parties. Each of the parties represents and warrants to the other parties that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.

Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group collectively beneficially own, an aggregate of 2,898,676 Common Shares, and (b) except as set forth in the preceding clause (a) or as otherwise disclosed to the Company, no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure to, any Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

8.

Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other stockholder of the Company, except for the Icahn Group and (b) the date for the 2022 Annual Meeting is scheduled for May 19, 2022. Except to the extent required by law, any court of competent jurisdiction, or any governmental or regulatory body, including without limitation the Securities and Exchange Commission or the rules or regulations of the New York Stock Exchange, without the written consent of the Icahn Group, (x) the Company shall not change the record date for the 2022 Annual Meeting to a date other than March 21, 2022, and (y) the Company shall not declare a record date for any other matter prior to the 2022 Annual

Meeting. Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other stockholder of the Company to avoid a proxy or similar contest with such stockholder at the 2022 Annual Meeting, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.

9.

Registration Rights. The Company and the Icahn Group agree to negotiate in good faith and enter into a customary form of registration rights agreement with respect to the Common Shares beneficially owned by the Icahn Group (the “Registration Rights Agreement”), which such Registration Rights Agreement shall include the terms as set forth in Exhibit F.

10.

Miscellaneous. This Agreement shall terminate and be of no further force or effect upon the termination of the Standstill Period except to the extent provided in Section 3(d). The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or the other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.

No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.

Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

13.

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 13 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 13), (b) delivered by hand to the address specified in this Section 13, when actually received by hand providing proof of delivery, or (c) on the next business day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 13:

if to the Company, to:

Southwest Gas Holdings, Inc.
8360 S Durango Drive
Las Vegas, NV 89113
Attention:	Thomas Moran
Vice President, Corporate Secretary/Legal Counsel
E-mail:	thomas.moran@swgas.com

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention:	Brandon C. Parris
Spencer D. Klein
E-mail:	bparris@mofo.com
spencerklein@mofo.com

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:	Faiza J. Saeed
George F. Schoen

E-mail:	fsaeed@cravath.com
gschoen@cravath.com

if to the Icahn Group:

Icahn Capital LP
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention:	Jesse Lynn
Chief Operating Officer
E-mail:	jlynn@sfire.com

14.

Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15.	Counterparts. This Agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.

16.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

18.

Fees and Expenses. Each of the Company and the Icahn Group shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution, and effectuation of this Agreement and the matters contemplated hereby, including, but not limited to attorneys’ fees incurred in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing; provided, however, that the Company shall reimburse the Icahn Group, within 10 business days of the date that the Company receives reasonable supporting documentation, for the Icahn Group’s reasonable documented out-of-pocket third party expenses, including reasonable fees and expenses of outside counsel, incurred in connection with the Icahn Group’s solicitation of proxies for the 2022 Annual Meeting, the Offer, and the Delaware Action in an amount not to exceed $3,722,200.

19.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

SOUTHWEST GAS HOLDINGS, INC.

By:	/s/ Thomas Moran
Name:	Thomas Moran
Title:	Vice President/Corporate Secretary/Legal Counsel

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

ICAHN GROUP:

/s/ Carl C. Icahn
CARL C. ICAHN

/s/ Andrew Teno
ANDREW TENO

BECKTON CORP.

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Vice President

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IEP UTILITY HOLDINGS LLC

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IPH GP LLC

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer